Exhibit 10.1

GLOBAL AMENDMENT

to

CERTAIN DEPOSITARY TRUST AGREEMENTS

This Global Amendment to Certain Depositary Trust Agreements (this “Amendment”), dated as of April 8, 2013, between GUGGENHEIM SPECIALIZED PRODUCTS, LLC, (formerly known as Rydex Specialized Products, LLC) d/b/a “GUGGENHEIM INVESTMENTS”, as Sponsor (the “Sponsor”), and THE BANK OF NEW YORK MELLON, as Trustee (the “Trustee”),

WITNESSES, that

WHEREAS the Sponsor and the Trustee have entered into certain Depositary Trust Agreements as set forth below (each, a “Depositary Trust Agreement,” and collectively, the “Depositary Trust Agreements”) establishing the trusts indicated (each, a “Trust,” and collectively, the “Trusts”):

(1)	Depositary Trust Agreement dated December 2, 2005, establishing the CurrencyShares® Euro Trust, as such agreement has been amended to the date hereof; and

(2)	Depositary Trust Agreement dated February 1, 2007, establishing the CurrencyShares® Japanese Yen Trust, as such agreement has been amended to the date hereof;

WHEREAS Section 8.1 of each Depositary Trust Agreement provides substantially as follows with respect to the amendment of such Depositary Trust Agreement:

The Trustee and the Sponsor may amend any provisions of this Agreement without the consent of any Registered Owner; provided, however, that the provisions of Section 2.6, Section 2.7, Section 2.10, Section 4.2 through Section 4.7, this Section 8.1 and Section 8.2 may not be amended unless (i) the provision relates solely to procedural or logistical matters (as distinguished from core economic rights), or (ii) prior to the amendment, (a) the Sponsor obtains and delivers to the Trustee a written opinion of counsel to the effect that after such amendment the Trust will continue to be classified as a “grantor trust” under the Code, and (b) in the event that such opinion of counsel assumes that certain actions are taken by the Sponsor or the Trustee in connection with such amendment, such actions shall be taken by the Sponsor or the Trustee, as the case may be. Any amendment that imposes or increases any fees or charges (other than taxes and other governmental charges, registration fees or other such expenses), or that otherwise prejudices any substantial existing right of the Registered Owners, will not become effective as to outstanding Shares until 30 days after notice of such amendment is given to the Registered Owners. Every Registered Owner and Beneficial Owner, at the time any amendment so becomes effective, shall be deemed, by continuing to hold any Shares or an interest therein, to consent and agree to such amendment and to be bound by this Agreement as amended thereby. In no event shall any amendment impair the right of the Registered Owner of Shares to Surrender Baskets of Shares and receive therefor the amount of Trust Property represented thereby, except in order to comply with mandatory provisions of applicable law;

WHEREAS the Sponsor has determined and advised the Trustee that certain market participants have been borrowing substantial numbers of Shares and redeeming them, which transactions benefit such borrowers to the detriment of the Beneficial Owners by making it more expensive for short sellers to borrow Shares and thereby provide liquidity to buyers and sellers of Shares, including Beneficial Owners, and by reducing the size of the Trust and thereby eliminating economies of scale that could otherwise accrue to Beneficial Owners; and

WHEREAS the Sponsor has determined and advised the Trustee that it is in the best interest of the Beneficial Owners to impose a fee on such transactions as such fee will inure to the benefit of all Beneficial Owners;

NOW THEREFORE, in consideration of the premises and the agreements hereinafter set forth, the parties hereby agree as follows:

1. Amendment to Section 1. Section 1 of each Depository Trust Agreement shall be amended by deleting the sentence: “’Sponsor’ means Rydex Specialized Products, LLC, a Delaware limited liability company d/b/a Rydex Investments” and inserting in its place the sentence: “’Sponsor’ means Guggenheim Specialized Products, LLC, a Delaware limited liability company d/b/a Guggenheim Investments.”

2. Addition of Section 9.8. A new Section 9.8 of each Depositary Trust Agreement is added to read in its entirety as follows:

“Section 9.8 Securities Loan and Repurchase Transactions.

Commencing 60 days after the Trustee’s receipt of the notice specified in the final paragraph of this section (the “Loan Fee Effective Date”), each and every Registered Owner and Beneficial Owner is and shall be prohibited from lending any Shares to another Person (a “Securities Loan Transaction”), or selling any Shares to another Person subject to an agreement to repurchase Shares (a “Repurchase Transaction”), unless, in any such case, such owner notifies the loan registration agent from time to time engaged by the Sponsor (the “Loan Registration Agent”) or its designee of such transaction on or prior to the inception of the transaction and of the termination of such transaction on or prior to such termination, and such Registered or Beneficial Owner pays to the Sponsor the Loan Fee applicable to such transaction. From and after the Loan Fee Effective Date, each and every Registered Owner and Beneficial Owner is and shall be prohibited from transferring any Shares upon termination of a Securities Loan Transaction or Repurchase Transaction initiated before the Loan Fee Effective Date unless such Registered or Beneficial Owner notifies the Loan Registration Agent or its designee of such termination on or prior to such termination and such Registered Owner or Beneficial Owner pays to the Sponsor the Loan Fee for such termination. After receiving notice of such a transaction or termination, the Loan Registration Agent or its designee will bill the lender in a Securities Loan Transaction or the seller in a Repurchase Transaction initiated after the Loan Fee Effective Date or the transferor in the case of a Securities Loan Transaction or Repurchase Transaction initiated before the Loan Fee Effective Date. The notices required to be given to the Loan Registration Agent shall be delivered to the Loan Registration Agent in writing c/o The Bank of New York Mellon at 2 Hanson Place, Brooklyn, New York 11217, or at such other office or offices as the Loan Registration Agent or its designee may specify from time to time in communications with Registered Owners and Beneficial Owners. In furtherance of the transactions contemplated by this Section, each Beneficial Owner hereby authorizes and directs the Registered Owner to give such notices and make such payments on behalf of the Beneficial Owner as are required to be made and paid hereunder. The term “Loan Fee” as used in this Section means that amount, accrued daily and payable monthly, which is equal to an annual nominal rate of 0.40% (or such lower annual nominal rate as may be determined by the Sponsor from time to time) of the aggregate market value of the Shares involved in the Securities Loan Transaction or Repurchase Transaction based on the closing price each day from the later of the inception date of such Transaction or the Loan Fee Effective Date through, in either case, the termination of such Transaction. For the avoidance of doubt, the term “Share” as used in this Section shall include any “security entitlement” with respect to Shares within the meaning of the Uniform Commercial Code as in effect in the State of New York from time to time.”

Loan Fees collected by the Loan Registration Agent or its designee shall be remitted to the Sponsor monthly on the day on which, pursuant to Section 4.4, the Trustee is to withdraw funds from the Non-Interest Account for the payment of expenses. The Sponsor may, in its sole discretion, use Loan Fees it receives from the Loan Registration Agent or its designee (net of any portion of the fees due the Loan Registration Agent) to offset fees that the Trust owes the Sponsor.

The Sponsor shall be solely responsible for the selection and terms of engagement of the Loan Registration Agent. The Bank of New York Mellon, or an affiliate, may be employed by the Loan Registration Agent and receive such compensation for services rendered to the Loan Registration Agent, as The Bank of New York Mellon, or such affiliate, and the Loan Registration Agent from time to time agree upon. Any compensation paid to The Bank of New York Mellon or its affiliate for such services shall not reduce the compensation payable to the Trustee for its services as such.

The Sponsor shall provide written notice to the Trustee that the Sponsor has received confirmation from the Securities and Exchange Commission that the provisions of this section can become effective without exemptive or other regulatory relief or that any required exemptive or regulatory relief has been obtained.

3. This Amendment may be executed in any number of counterparts, each of which, when so executed and delivered, shall be an original, but all such counterparts shall together constitute but one and the same Amendment. Each of the parties hereto acknowledges having received an executed counterpart of this Amendment.

4. Capitalized terms not defined herein shall have the meaning set forth in the Depositary Trust Agreements.

5. This Amendment shall be interpreted under, and all rights and duties under this Amendment shall be governed by, the laws of the State of New York.

IN WITNESS WHEREOF, the undersigned have each caused this Amendment to be executed as of the day and year above written.

GUGGENHEIM SPECIALIZED PRODUCTS, LLC,
as Sponsor

By: /s/ Nikolaos Bonos
Name: Nikolaos Bonos
Title: CEO and Manager

THE BANK OF NEW YORK MELLON, as Trustee

By: /s/ Joseph F. Keenan
Name: Joseph F. Keenan
Title: Managing Director